As filed with the Securities and Exchange Commission on May 15, 2012

Registration No. 333-180604

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FNB UNITED CORP.

(Exact name of registrant as specified in its charter)

North Carolina	6022	56-1456589
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

150 South Fayetteville Street

Asheboro, North Carolina 27203

(336) 626-8300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brian E. Simpson, Chief Executive Officer

FNB United Corp.

150 South Fayetteville Street

Asheboro, North Carolina 27203

(336) 626-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Paul Freshour

Arnold & Porter LLP

555 12th Street, NW

Washington , DC 20004

(202) 942-5000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, no par value per share	(1)	(1)	(1)	(1)
Warrants (4)	(1)	(1)	(1)	(1)
Rights (5)	(1)	(1)	(1)	(1)
Total	(1)	(1)	$60,000,000	$6,876 (6)

(1)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of common stock as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $60,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	Pursuant to General Instruction II.D of Form S-3, information as to each class of securities to be registered is not specified.
(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Warrants may be sold separately or together with common stock of the Registrant.
(5)	Each Right will represent rights to purchase shares of common stock or other securities covered by this registration statement.
(6)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated May 15, 2012

PROSPECTUS

$60,000,000

Common Stock

Warrants

Rights

We may offer and sell from time to time in one or more offerings, up to $60,000,000 of shares of common stock, warrants, and rights (collectively, the “securities”) of FNB United Corp. (“FNB”).

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “FNBN.” The closing sales price of our common stock on the Nasdaq Stock Market on May 14, 2012 was $17.34 per share. You are urged to obtain current market quotations for our common stock.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision.

We may sell the securities to underwriters or dealers, through agents, or directly to investors, or through a combination of these methods. We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See the section “Risk Factors” on page 6 of this prospectus, as well as in any supplements to this prospectus.

The FNB securities offered in this prospectus are not savings or deposit accounts or other obligations of any of our bank or non-bank subsidiaries, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May    , 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC.” Under this shelf registration statement, we may issue and sell to the public, either separately or together, any part or all of the securities described in the registration statement, at any time and from time to time, in one or more public offerings, up to an aggregate amount of $60,000,000 of our common stock, warrants or rights. We may also issue common stock upon exercise of the warrants.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference.” If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

Unless specifically noted otherwise in this prospectus, references to “FNB,” “we,” “us,” and “our” are to FNB United Corp., a North Carolina corporation, and its subsidiaries, except that such terms refer to FNB United Corp. only and not to its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Warrants,” and “Description of Rights.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated herein by reference, and we may from time to time make other statements, regarding our outlook or expectations for earnings, revenues, expenses and/or other financial, business or strategic matters regarding or affecting FNB that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” These statements are not historical facts, but instead represent our current expectations, plans or forecasts and are based on the beliefs and assumptions of management and the information available to management at the time that these disclosures were prepared.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements and future results could differ materially from our historical performance.

The following factors, among others, could cause our future results to differ materially from the plans, objectives, goals, expectations, anticipations, estimates and intentions expressed in the forward-looking statements:

•	changes in interest rates, spreads on earning assets and interest-bearing liabilities, the shape of the yield curve and interest rate sensitivity;

•	a prolonged period of low interest rates;

•	continued and increased credit losses and material changes in the quality of our loan portfolio;

•	continued decline in the value of our other real estate owned, or OREO;

•	financial resources in the amount, at the times and on the terms required to support our future business;

•	increased competitive pressures in the banking industry or in FNB’s markets;

•	less favorable general economic conditions, either nationally or regionally, resulting in, among other things, a reduced demand for credit or other services;

•	continued deterioration in the housing markets and reduced demand for mortgages;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve;

•

the outcome of legislation and regulation affecting the financial services industry, including FNB, including the effects underway as a result of the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	changes in accounting principles and standards;

•	adverse changes in financial performance or condition of FNB’s borrowers, which could affect repayment of such borrowers’ outstanding loans;

•	containing costs and expenses;

•	increasing price and product/service competition by competitors;

•	rapid technological development and changes;

•	the effect of any mergers, acquisitions or other transactions to which we or our subsidiary may from time to time be a party;

•	FNB’s failure of assumptions underlying the establishment of our allowance for loan losses; and

•	FNB’s success at managing the risks involved in the foregoing.

Additional factors that may affect our results are discussed in our Annual Report on Form 10-K under “Item 1A, Risk Factors” or may be contained in our Quarterly Reports on Form 10-Q under headings such as “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decision.

Company Overview

We are a bank holding company with two bank subsidiaries: CommunityOne Bank, N.A. (“CommunityOne”), a national banking association headquartered in Asheboro, North Carolina and, through Bank of Granite Corporation (“Granite”), Bank of Granite, a state chartered bank headquartered in Granite Falls, North Carolina. As of March 31, 2012, CommunityOne had 45 branches, $892.9 million in loans and $1.44 billion in deposits. As of March 31, 2012, Granite had 18 branches, $352.9 million in loans and $682.4 million in deposits.

Through our bank subsidiaries, we offer a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, investment management and trust services, to individual and business customers through operations located in Alamance, Alexander, Ashe, Burke, Caldwell, Catawba, Chatham, Gaston, Guilford, Iredell, Mecklenburg, Montgomery, Moore, Orange, Randolph, Richmond, Rowan, Scotland, Watauga and Wilkes counties in North Carolina. CommunityOne owns three subsidiaries: Dover Mortgage Company, (“Dover”); First National Investor Services, Inc.; and Premier Investment Services, Inc., (“Premier”). Dover previously engaged in the business of originating, underwriting and closing mortgage loans for sale in the secondary market. Dover ceased operations in the first quarter of 2011 and filed for Chapter 11 bankruptcy on February 15, 2012. First National Investor Services, Inc. holds deeds of trust for CommunityOne. Premier is inactive. Through Granite, we also own Granite Mortgage, Inc., which ceased mortgage operations in 2009 and filed for Chapter 11 bankruptcy on February 15, 2012. FNB also owns FNB United Statutory Trust I, FNB United Statutory Trust II, and Catawba Valley Capital Trust II, which were formed to facilitate the issuance of trust preferred securities.

Our common stock is traded on The Nasdaq Capital Market under the ticker symbol “FNBN.” Our principal executive offices are located at 150 South Fayetteville Street, Asheboro, North Carolina, 27203 and our telephone number is (336) 626-8300. Our internet address is http://www.myyesbank.com. The information contained on our web site is not part of this prospectus.

Recent Developments

Reverse Stock Split

On October 31, 2011, we effected a one-for-one hundred reverse stock split of our common stock, or the Reverse Stock Split, for which shareholder approval was obtained on October 19, 2011. The Reverse Stock Split was effective as of the close of business on October 31, 2011 in accordance with the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of North Carolina. All share numbers and per share prices in this prospectus reflect the Reverse Stock Split, unless otherwise indicated.

The Recapitalization

On October 21, 2011, we completed the following transactions as part of our recapitalization, or the Recapitalization, in connection with the acquisition of Granite:

•

a capital raise of $310 million in a private placement, or the Private Placement, at a price of $16.00 per share (the per-share price taking into effect the Reverse Stock Split), with investments from (1) affiliates of each of The Carlyle Group, or Carlyle, and Oak Hill Capital Partners, or Oak Hill Capital and, together with Carlyle, referred to in this prospectus as the Anchor Investors, pursuant to investment agreements with each of the Anchor Investors, or collectively, the Investment Agreements, and (2) various other investors, including certain of our directors and officers, or the Additional Investors and, together with the Anchor Investors, the Investors, pursuant to subscription agreements, or the Subscription Agreements, with each of such Additional Investors;

•

concurrently with the Private Placement, (1) the exchange of 51,500 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A par value $10.00 per share and liquidation preference $1,000 per share, held by the United States Department of the Treasury, or Treasury, and all accrued and unpaid dividends thereon, for an aggregate of 1,085,554 shares of our common stock, pursuant to an agreement between FNB and Treasury, and (2) the amendment of the warrant, or the Amended TARP Warrant, issued to Treasury to purchase 22,072 shares of our common stock at an exercise price of $16.00 per share; and

•

the settlement by CommunityOne of the $2.5 million aggregate principal amount of subordinated debt outstanding and held by SunTrust Bank for cash in the amount equal to the sum of 35% of the principal amount thereof plus 100% of the unpaid and accrued interest thereon as of the closing date, and the repurchase by CommunityOne from SunTrust Bank of the shares of nonvoting, nonconvertible, nonredeemable cumulative preferred stock of CommunityOne held by SunTrust Bank and having an aggregate liquidation preference of $12.5 million for cash in an amount equal to the sum of 25% of the aggregate liquidation preference plus 100% of the unpaid and accrued dividends thereon as of the closing date.

The Merger

In connection with the Recapitalization, on October 21, 2011, we consummated the acquisition of Granite. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of April 26, 2011 (as amended, the Merger Agreement), by and among FNB, Gamma Merger Corporation, a Delaware corporation and a wholly owned subsidiary of FNB, or Merger Sub, and Granite, Merger Sub merged with and into Granite, with Granite continuing as the surviving corporation and as a wholly owned subsidiary of FNB. This transaction is referred to in this prospectus as the Merger.

Upon the closing of the Merger, each outstanding share of Granite common stock, par value $1.00 per share, other than shares held by FNB, Granite or any of their respective wholly owned subsidiaries and other than shares owned in a fiduciary capacity or as a result of debts previously contracted, was converted, on a pre-reverse stock split basis, into the right to receive 3.375 shares of FNB’s common stock. As a result of the Merger and as a result of the Reverse Stock Split, FNB issued approximately 521,595 shares of its common stock to Granite stockholders, in the aggregate.

Warrant Offering

We intend to distribute, during fiscal year 2012, to each holder of record of our common stock as of the close of business on October 20, 2011, or the business day immediately preceding the closing date of the Merger, non-transferable warrants to purchase common stock from FNB. As a result of the Reverse Stock Split, each shareholder will receive a warrant to purchase one share of our common stock for every 400 shares of common stock held as of October 20, 2011, at an exercise price of $16.00 per share. Further terms regarding the warrant offering will be set forth in an applicable prospectus supplement.

New Board of Directors and Executive Officers

Immediately following the consummation of the Recapitalization and the Merger, nine members of the Board of Directors resigned. H. Ray McKenney, Jr. and R. Reynolds Neely, Jr., remained on the Board of Directors following the Recapitalization and Merger. Boyd C. Wilson, Jr., formerly a director of Granite Corp.; John Bresnan, a Managing Director of Carlyle; Scott B. Kauffman, a Principal of Oak Hill Capital, Brian E. Simpson, Robert L. Reid, Austin A. Adams, Jerry R. Licari, J. Chandler Martin and Louis A. “Jerry” Schmitt were appointed to the Board of Directors. Each of the newly appointed directors will serve until their election at the next appropriate annual meeting of shareholders and until any of their successors are duly elected and qualified, or until each such individual’s earlier death, resignation or removal.

Additionally, the following individuals were appointed as the executive officers of FNB upon the completion of the Recapitalization and the Merger: Brian E. Simpson, Chief Executive Officer; Robert L. Reid, President; and David L. Nielsen, Chief Financial Officer. Additionally, our new senior management team includes David C. Lavoie as Chief Risk Officer, Gregory P. Murphy as Chief Workout Officer, and Angus M. McBryde III as Treasurer.

The Securities We May Offer

We may use this prospectus to offer common stock, warrants and rights. A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement as well as in the section entitled “Item 1.A “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and in our updates to those “Risk Factors” contained in our Quarterly Reports on Form 10-Q, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference herein, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes.

General corporate purposes may include repayment of debt or the interest payment thereon, capital expenditures, possible acquisitions, investments in our subsidiary banks, and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution or accretion from the public offering price which will be absorbed by such purchases.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	directly to investors, stockholders or purchasers;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

Securities may also be issued upon exercise of warrants or as a dividend or distribution. We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase securities, which rights may or may not be transferable. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement.

Direct Sales and Sales through Agents

We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933.

Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

•	that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

“At the Market” Offerings

We may from time to time engage one or more firms to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant offering agents may agree to solicit offers to purchase, blocks of our common stock or other securities.

The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on Nasdaq, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

REGULATORY CONSIDERATIONS

FNB is registered as a bank holding company and is subject to regulation by, and the supervision of, the Federal Reserve under the Bank Holding Company Act of 1956, as amended. The Federal Reserve has supervisory and enforcement authority over FNB and its non-bank subsidiaries. CommunityOne is regulated and supervised by the Office of the Comptroller of the Currency, or the OCC. Bank of Granite is a state-chartered bank regulated by the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation, or the FDIC. The deposits of both banks are insured up to applicable limits by the FDIC’s Deposit Insurance Fund.

If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the regulatory authority may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, the applicable regulatory authority might deem the bank to be engaged in an unsafe or unsound practice if the bank were to pay dividends. The Federal Reserve has issued policy statements that provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.

Depository institutions, such as CommunityOne and Bank of Granite, also are affected by various federal and state laws, including those relating to consumer protection and similar matters. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, and the terms of the consent orders under which CommunityOne and Bank of Granite are subject, please refer to the Item 1“Business,” in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund and is not for the protection of security holders.

Dividends from CommunityOne and Bank of Granite are the primary source of funds for payment of dividends to FNB’s shareholders. FNB is subject to a written agreement with the Federal Reserve Bank of Richmond pursuant to which FNB agreed that it would not, without prior written approval of the Federal Reserve Bank of Richmond, declare or pay any dividends or take dividends or any other form of payment representing a reduction in capital from CommunityOne. The written agreement has also been interpreted to prohibit FNB from taking dividends from Bank of Granite.

As a national bank, CommunityOne is subject to restrictions on the amount of dividends it may pay to FNB. Unless a national bank receives prior approval from the OCC, the bank may not declare a dividend if the total amount of all dividends (common and preferred), including the proposed dividend, declared by the bank in any current year exceeds the total of the bank’s net income for the current year to date, combined with its retained net income for the preceding two years, less the sum of any transfers required by the OCC and any transfers required to be made to a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend if the bank would be undercapitalized after the dividend payment is made. CommunityOne also is subject to a Consent Order with the OCC, which prohibits CommunityOne from paying dividends unless CommunityOne obtains the prior written determination of no supervisory objection from the OCC.

As a North Carolina-chartered commercial bank, Bank of Granite is subject to restrictions in the North Carolina banking law on the amount of dividends it may pay to FNB. In accordance with that law, dividends may not be paid by Bank of Granite unless its capital surplus is at least 50% of its paid-in capital. Bank of Granite is also subject to an Order to Cease and Desist by the FDIC and the North Carolina Commissioner of Banks, which prohibits Bank of Granite from paying cash dividends without the prior written consent of the FDIC and the North Carolina Commissioner of Banks.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the common stock, warrants and rights that we may offer from time to time. The following summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock currently consists of 2,500,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of April 30, 2012, there were 21,102,082 shares of common stock outstanding and no shares of preferred stock outstanding. On October 31, 2011, we effected the Reverse Stock Split.

Our board of directors has also designated and reserved for issuance pursuant to the exercise of rights under FNB’s Tax Benefits Preservation Plan 250,000 shares of its Junior Participating Preferred Stock, Series B, or the FNB Series B Preferred Stock. As of April 30, 2012, no shares of FNB Series B Preferred Stock were outstanding.

Treasury holds the Amended TARP Warrant, which is a ten-year warrant and entitles the Treasury to purchase up to 22,072 shares of our common stock at a price of $16.00 per share. It is subject to certain anti-dilution and other adjustments. In addition, as of April 30, 2012, an aggregate of 8,243 shares of our common stock were reserved for issuance upon conversion or exercise of outstanding stock options and awards, which includes shares of common stock reserved for issuance in connection with the assumption of all outstanding Granite stock options in connection with the Merger.

Because we are a holding company, the rights of FNB to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of our shareholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that FNB itself may be a creditor of that subsidiary with recognized claims. Claims on FNB’s subsidiaries by creditors other than FNB will include substantial obligations with respect to deposit liabilities and purchased funds.

The holders of our common stock are entitled to share ratably in dividends when and if declared by the board of directors from funds legally available for the dividends. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of our common stock will be entitled to share ratably in any of our assets or funds that are available for distribution to our shareholders after the satisfaction of our liabilities (or after adequate provision is made therefor) and after preferences of any outstanding FNB preferred stock. Our common stock is neither redeemable nor convertible into another security of FNB.

Each holder of our common stock has one vote for each share held on matters presented for consideration by the shareholders. Holders of common stock do not have cumulative voting rights. Our board of directors is classified into three classes, so that shareholders elect only one-third of our board of directors each year.

Generally, the holders of our common stock have no preemptive rights to acquire any additional shares of our common stock, except with respect to the shares issued to certain Investors as described below. Our common stock is listed on The Nasdaq Capital Market, which requires shareholder approval of the issuance of additional shares of common stock under certain circumstances.

Our articles of incorporation and bylaws contain certain anti-takeover provisions that may discourage or may make more difficult or expensive a tender offer, change in control or takeover attempt that is opposed by our board of directors. In particular, our articles of incorporation and bylaws:

•	classify our board of directors into three classes, so that shareholders elect only one-third of our board of directors each year;

•	permit our board of directors to issue, without shareholder approval unless otherwise required by law, voting preferred stock with such terms as our board of directors may determine; and

•

require the affirmative vote of the holders of at least 75% of our voting shares to approve major corporate transactions unless the transaction is approved by three-fourths of our “disinterested” directors.

In addition, we adopted a Tax Benefits Preservation Plan, which provides an economic disincentive for any one person or group to become a 5% shareholder and for any existing 5% shareholder to acquire more than a specified amount of additional shares.

Common Stock Issued in the Private Placement

Pursuant to the Investment Agreements and the Subscription Agreements, the Anchor Investors and the Additional Investors (except for the directors and officers who purchased shares in the Private Placement) in the Private Placement are entitled to certain rights and are subject to certain obligations with respect to our common stock they hold to which our other shareholders are not entitled or subject.

For so long after the closing date of the Merger and Recapitalization as an Anchor Investor owns, together with its affiliates, at least 5% of the outstanding shares of our common stock, the Investment Agreements require us to:

•

nominate and recommend to our shareholders the election of such Anchor Investor’s designated director to the FNB board of directors at our annual meetings of shareholders and use reasonable best efforts to have such designees elected as directors by our shareholders;

•	elect or appoint the directors designated by the Anchor Investor to serve on the boards of directors of CommunityOne and Bank of Granite;

•	appoint the directors designated by the Anchor Investor to certain committees of each of the FNB, CommunityOne and Bank of Granite boards of directors, as identified by the Anchor Investor; and

•	invite a designee of the Anchor Investor to attend meetings of the FNB, CommunityOne and Bank of Granite boards of directors in a nonvoting, observer capacity.

Until the date that an Anchor Investor no longer owns, together with its affiliates, either all shares purchased by the Anchor Investor under the applicable Investment Agreement or at least 1.5% of the outstanding shares of our common stock, the Investment Agreements require us to provide the Anchor Investor with preemptive rights with respect to public or private offerings of our equity securities, or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component, to enable the Anchor Investor to maintain its percentage interest of our common stock beneficially owned, with certain specified exceptions generally applicable to issuances of equity securities not related to a capital raising event.

The Investment Agreements require us to prepare and file with the SEC as soon as practicable (but not later than 15 days) after the transfer restrictions discussed below expire a shelf registration statement covering the resale of all of the shares of our common stock purchased under the Investment Agreements (and equity securities issued with respect to such shares). The Investment Agreements also provide the Anchor Investors with demand registration rights applicable at any time the shelf registration statement discussed above is not existing and effective. In addition, the Investment Agreements provide the anchor investors with “piggyback” registration rights, or the right to include their shares of FNB common stock in a registration statement that we propose to file to register its securities, whether or not for its own account.

The Investment Agreements generally restrict each Anchor Investor from selling or otherwise transferring or disposing of the shares purchased under the Investment Agreements until the earliest to occur of the following:

•	the nine-month anniversary of the closing date, or July 21, 2012;

•	the date on which the Anchor Investor and its affiliates own less than 5% of the outstanding shares of our common stock;

•	the commencement of a bona fide tender offer or exchange offer that, if completed, would result in a change of control of FNB;

•	the public announcement by FNB that we are “for sale” in a transaction that would result in a change of control; and

•	the execution by FNB of a definitive agreement which, if consummated, would result in a change of control of FNB.

The Subscription Agreements executed by the Additional Investors (other than the directors and officers) include the same preemptive rights granted to the Anchor Investors, but the Additional Investors do not have demand registration rights, governance rights or the transfer restrictions described above. The Additional Investors who purchased shares of our common stock in the Private Placement and who are directors and officers do not have preemptive rights, governance rights or registration rights. However, because the common stock issued to all of the Additional Investors are restricted securities, they can be sold only pursuant to an effective registration statement or an exemption therefrom. A resale registration statement covering the shares issued to the Additional Investors was declared effective by the SEC on January 27, 2012.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock. Warrants may be issued independently or together with the shares of common stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares. Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, terms and number of shares of common stock purchasable upon exercise of such warrants;

•	the designation and terms of the shares of common stock with which such warrants are issued and the number of such warrants issued with such shares;

•	the date on and after which such warrants and the related common stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•	the price at which each share of common stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. Additional terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Additional terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for shareholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock or other securities, including warrants, that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering; and

•	any material U.S. federal income tax consequences.

Prior to the exercise of a holder’s rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

OTHER INFORMATION

We adopted ASU 2011-5, Comprehensive Income, as of January 1, 2012, which required a separate statement of Comprehensive Income that follows the Statement of Operations. As this standard requires retrospective application, we are including the impact of the adoption of this accounting principle below to reflect retrospective application for each of the years for the three-year period ended December 31, 2011, as those financial statements are incorporated by reference into this Registration Statement.

Consolidated Statements of Comprehensive Income/(Loss)

(dollars in thousands)	Three months ended March 31,		For the Year Ended December 31,
	2012	2011	2011	2010	2009

Net loss	$(10,859)	$(43,708)	$(137,314)	$(131,827)	$(101,696)
Other comprehensive income/(loss):
Unrealized holdings gains/(loss) arising during the period on available-for-sale securities	1,158	(261)	(5,029)	1,320	5,255
Unrealized holdings gains/(loss) on securities for which credit-related portion was recognized in net realized investment gain/(loss)	—	—	—	—	4,207
Unrealized holdings gains/(loss) arising during the period on reclassifying held-to-maturity securities to available-for sale securities	—	—	—	2,936	—
Tax effect	(456)	103	1,424	(1,205)	(2,679)

Unrealized holdings gains/(loss) arising during the period on available-for-sale securities, net of tax	702	(158)	(3,605)	3,051	6,783

Reclassification adjustment for loss/(gains) on available-for-sale securities included in net income	46	(13)	6,159	(8,985)	(4,949)
Tax effect	(18)	5	(1,744)	2,544	1,401

Reclassification adjustment for loss/(gains) on available-for-sale securities included in net income, net of tax	28	(8)	4,415	(6,441)	(3,548)

Interest rate swap	—	—	—	347	71
Pension and post retirement liability	—	—	(1,518)	778	(91)
Tax effect	—	—	430	(319)	6

	—	—	(1,088)	807	(14)

Other comprehensive income/(loss), net of tax:	730	(166)	(278)	(2,583)	3,221

Comprehensive loss	$(10,129)	$(43,874)	$(137,592)	$(134,410)	$(98,475)

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered hereby will be passed upon for us by the law firm of Parker Poe Adams & Bernstein LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of Dixon Hughes Goodman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 30, 2012, as amended on April 11, 2012;

•	our Proxy Statement for the 2012 Annual Meeting of shareholders, filed with the SEC on April 30, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 15, 2012; and

•

the description of our common stock contained in our Registration Statement on Form S-1 filed on November 18, 2011, including any amendment or report filed for the purpose of updating such description.

Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

Our filings are available on our website, http://www.myyesbank.com. Information contained in or linked to our website is not a part of this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests may be made by contacting:

FNB United Corp.

Attention: Pam Cranford, Investor Relations

150 South Fayetteville Street

Asheboro, NC 27203

(336) 626-8300

InvestorRelations@myyesbank.com

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC’s website at http://www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition, our filings are available on our website at http://www.myyesbank.com. The information set forth on our website is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. We will bear all of these expenses.

SEC Registration	$6,876
Accounting fees and expenses*	$5,000
Printing fees and expenses*	$1,500
Legal fees and expenses*	$12,500
Miscellaneous expenses*	$5,000

TOTAL	$30,876

*	Estimated

The expenses set forth above relate solely to the preparation and filing of this Registration Statement. We may incur additional expenses in connection with any offering of the securities registered hereunder.

Item 15.	Indemnification Of Officers And Directors

FNB’s Amended and Restated Bylaws (the “Bylaws”) provide that any person who at any time serves or has served as a director or officer of FNB (including all subsidiaries, constituent corporations absorbed into FNB or subsidiaries by merger), or who, while serving as a director or officer of FNB, serves or has served at the request of FNB as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under FNB’s employee pension and welfare benefit plan (the “ERISA fiduciary”) shall have a right to be indemnified by FNB to the fullest extent permitted by law against liability and litigation expenses, including attorney’s fees, arising out of such status or activities in such capacity, provided that FNB will not indemnity a director or officer against liability or litigation expense for activities undertaken that if at the time taken were known or reasonably should have been known to him to be clearly in conflict with the best interests of the corporation, or if applicable, an ERISA fiduciary of FNB’s employee benefit plan. FNB will also indemnify the director, officer or ERISA fiduciary for reasonable costs, expenses and attorneys’ fees in connection with the enforcement of indemnification rights.

Indemnification under FNB’s Bylaws shall only be paid after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted (“disinterested directors”) even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.

Expenses, as described above, may be paid by FNB in advance of the final disposition or termination of a proceeding as described above as authorized by FNB’s Board of Directors, if FNB receives an undertaking, to repay all such sums unless such person is ultimately determined to be entitled to be indemnified by FNB as provided in FNB’s bylaws.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporations Act (the “NCBCA”) contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director’s conduct in the director’s official capacity with the corporation was in its best interests and (y) in all other cases the director’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director’s conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by the board of directors, a committee of the board of directors, special legal counsel or the shareholders as prescribed in Section 55-8-55.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director’s or officer’s defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54.

In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals. FNB has purchased a directors’ and officers’ liability insurance policy which, subject to certain limitations, insure FNB’s directors and officers against damages they might become legally obligated to pay as a result of any negligent act, error or omission committed by directors of officers while acting in their capacity as such.

The foregoing is only a general summary of certain aspects of FNB’s Bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the full text of the Bylaws, which are incorporated by reference to this Registration Statement.

Item 16.	Exhibits

Exhibit	Description

1.01	Form of Underwriting Agreement for Common Stock*

3.01	Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-14 Registration Statement (File No. 2-96498) filed March 16, 1985.

3.02	Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 10, 1988, incorporated herein by reference to Exhibit 19.10 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1988.

3.03	Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 12, 1998, incorporated herein by reference to Exhibit 3.12 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

3.04	Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 23, 2003, incorporated herein by reference to Exhibit 3.13 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

3.05	Articles of Amendment to Articles of Incorporation of the Registrant, adopted March 15, 2006, incorporated herein by reference to Exhibit 3.14 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

3.06	Articles of Merger, setting forth amendment to Articles of Incorporation of the Registrant, effective April 28, 2006, incorporated herein by reference to Exhibit 3.15 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

3.07	Articles of Amendment to Articles of Incorporation of the Registrant, adopted January 23, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 23, 2009.

3.08	Articles of Amendment to Articles of Incorporation of the Registrant, adopted February 11, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 13, 2009.

3.09	Articles of Amendment to the Articles of Incorporation of the Registrant, establishing the Junior Participating Preferred Stock, Series B, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 21, 2011.

3.10	Articles of Amendment to the Articles of Incorporation of the Registrant, adopted October 19, 2011, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 25, 2011.

3.11	Articles of Amendment to the Articles of Incorporation of the Registrant, adopted October 31, 2011, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed November 10, 2011.

3.12	Amended and Restated Bylaws of the Registrant, adopted February 11, 2009, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed February 13, 2009.

4.01	Form of Warrant to Purchase Common Stock*

4.02	Form of Rights Agreement*

5.01^	Opinion of Parker Poe Adams & Bernstein LLP

23.01	Consent of Dixon Hughes Goodman LLP, an Independent Registered Public Accounting Firm (filed herewith)

23.02^	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.01)

24.01^	Power of Attorney

*	To be filed by amendment or by a Current Report on Form 8-K, or where applicable, incorporated by reference from a subsequent filing, if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.
^	Previously filed.

Exhibit 17. Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430(B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheboro, State of North Carolina, on May 15, 2012.

FNB UNITED CORP.

By:	/s/ Brian E. Simpson

Name:	Brian E. Simpson

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian E. Simpson	Chief Executive Officer (Principal Executive Officer); Director	May 15, 2012
Brian E. Simpson

/s/ David L. Nielsen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2012
David L. Nielsen

*	Director	May 15, 2012
Austin A. Adams

Director
John J. Bresnan

*	Director	May 15, 2012
Scott B. Kauffman

*	Director	May 15, 2012
Jerry R. Licari

*	Director	May 15, 2012
J. Chandler Martin

*	Director	May 15, 2012
H. Ray McKenney, Jr.

Director
R. Reynolds Neely, Jr.

*	Director	May 15, 2012
Robert L. Reid

*	Director	May 15, 2012
Louis A. “Jerry” Schmitt

*	Director	May 15, 2012
Boyd C. Wilson, Jr.

* By:	/s/ Brian E. Simpson
Brian E. Simpson
Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description

1.01	Form of Underwriting Agreement for Common Stock*

3.01	Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-14 Registration Statement (File No. 2-96498) filed March 16, 1985.

3.02	Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 10, 1988, incorporated herein by reference to Exhibit 19.10 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1988.

3.03	Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 12, 1998, incorporated herein by reference to Exhibit 3.12 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

3.04	Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 23, 2003, incorporated herein by reference to Exhibit 3.13 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

3.05	Articles of Amendment to Articles of Incorporation of the Registrant, adopted March 15, 2006, incorporated herein by reference to Exhibit 3.14 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

3.06	Articles of Merger, setting forth amendment to Articles of Incorporation of the Registrant, effective April 28, 2006, incorporated herein by reference to Exhibit 3.15 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

3.07	Articles of Amendment to Articles of Incorporation of the Registrant, adopted January 23, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 23, 2009.

3.08	Articles of Amendment to Articles of Incorporation of the Registrant, adopted February 11, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 13, 2009.

3.09	Articles of Amendment to the Articles of Incorporation of the Registrant, establishing the Junior Participating Preferred Stock, Series B, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 21, 2011.

3.10	Articles of Amendment to the Articles of Incorporation of the Registrant, adopted October 19, 2011, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 25, 2011.

3.11	Articles of Amendment to the Articles of Incorporation of the Registrant, adopted October 31, 2011, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed November 10, 2011.

3.12	Amended and Restated Bylaws of the Registrant, adopted February 11, 2009, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed February 13, 2009.

4.01	Form of Warrant to Purchase Common Stock*

4.02	Form of Rights Agreement*

5.01^	Opinion of Parker Poe Adams & Bernstein LLP

23.01	Consent of Dixon Hughes Goodman LLP, an Independent Registered Public Accounting Firm (filed herewith)

23.02^	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.1)

24.01^	Power of Attorney

*	To be filed by amendment or by a Current Report on Form 8-K, or where applicable, incorporated by reference from a subsequent filing, if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.
^	Previously filed.